   As filed with the Securities and Exchange Commission on November 18, 1999

                                             REGISTRATION STATEMENT NO.

================================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                           ------------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                           ------------------------



                          CIRCOR INTERNATIONAL, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       DELAWARE                                            04-3477276
(STATE OF INCORPORATION)                    (I.R.S. EMPLOYER IDENTIFICATION NO.)

                              35 CORPORATE DRIVE
                        BURLINGTON, MASSACHUSETTS 01803
                                (781) 270-1200
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

        CIRCOR INTERNATIONAL, INC. 1999 STOCK OPTION AND INCENTIVE PLAN
                           (FULL TITLE OF THE PLAN)
                           ------------------------


                              DAVID A. BLOSS, SR.
                            CHIEF EXECUTIVE OFFICER
                          CIRCOR INTERNATIONAL, INC.
                              35 CORPORATE DRIVE
                        BURLINGTON, MASSACHUSETTS 01803
                                (781) 270-1200
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                           ------------------------


                                 With copy to:
                          ROBERT P. WHALEN, JR.,P.C.
                         GOODWIN, PROCTER & HOAR  LLP
                                EXCHANGE PLACE
                       BOSTON, MASSACHUSETTS 02109-2881
                                (617) 570-1000
                           ------------------------


                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
Title of Securities Being        Amounts to be     Proposed Maximum Offering        Proposed Maximum          Amount of
 Registered                      Registered (1)(2)     Price Per Share (5)       Aggregate Offering Price   Registration Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01        39,106                $  8.04(3)                 $   314,412.24           $   87.41
 per share                         132,961                $  8.37(3)                 $ 1,112,883.57           $  309.38
                                    13,687                $  9.21(3)                 $   126,057.27           $   35.04
                                   136,872                $  9.43(3)                 $ 1,290,702.96           $  358.82
                                    75,100                $  9.50(3)                 $   713,450.00           $  198.34
                                   323,000                $10.375(3)                 $ 3,351,125.00           $  931.61
                                     7,039                $ 11.32(3)                 $    79,681.48           $   22.15
                                    87,989                $ 11.95(3)                 $ 1,051,468.55           $  292.31
                                    68,436                $ 12.15(3)                 $   831,497.40           $  231.16
                                   146,648                $ 12.98(3)                 $ 1,903,491.04           $  529.17
                                 1,601,900                $10.125(4)                 $16,219,237.50           $4,508.95
                                 ---------                                           --------------           ---------
                                 2,632,738                                           $26,994,007.01           $7,504.34
============================================================================================================================

(1) This Registration Statement also relates to such indeterminate number of additional shares of Common Stock, par value $.01 per share, of CIRCOR International, Inc. (the "Common Stock") as may be required pursuant to the CIRCOR International, Inc. 1999 Stock Option and Incentive Plan (the "Option Plan") in the event of a stock dividend, reverse stock split, split-up, recapitalization, forfeiture of stock under the Option Plan or other similar event.

(2) This Registration Statement also relates to an aggregate of 632,738 shares of Common Stock that may be issued upon the exercise of options which were issued pursuant to a stock option and incentive plan of Watts Industries, Inc. ("Watts") and which were replaced by CIRCOR International, Inc. options upon the consummation of the distribution of all of the Company's Common Stock to the shareholders of Watts on October 18, 1999.

(3) Determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act").

(4) This estimate is made pursuant to Rule 457(c) and (h) under the Securities Act solely for the purposes of determining the amount of the registration fee. The registration fee is based upon the average of the high and low prices for the Registrant's Common Stock, par value $.01 per share, as reported on the New York Stock Exchange on November 15, 1999.

(5) This Registration Statement also relates to the Rights to purchase Series A Junior Participating Cumulative Preferred Stock of the Registrant which are attached to all shares of Common Stock outstanding as of, and issued subsequent to, October 19, 1999, pursuant to the terms of the Registrant's Shareholder Rights Agreement dated as of September 16, 1999. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates of Common Stock and will be transferred only with such stock.

================================================================================

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   Incorporation of Certain Documents by Reference.
          -----------------------------------------------

     CIRCOR International, Inc. (the "Registrant") hereby incorporates by reference the following documents which have previously been filed with the Securities and Exchange Commission (the "Commission"):

     (a) the Registrant's Registration Statement on Form 10 filed with the Commission on August 6, 1999 (File No. 1-14962), as amended;

     (b) all other reports filed with the Commission by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since August 6, 1999; and

     (c) the description of the Registrant's Rights to purchase shares of the Registrant's Series A Junior Participating Cumulative Preferred Stock contained in the Registration Statement on Form 8-A filed with the Commission on October 21, 1999 pursuant to Section 12(b) of the Exchange Act, and any amendments or reports filed for the purpose of updating such description.

     In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5.   Interests of Named Expert and Counsel.
          -------------------------------------

     Mr. David F. Dietz, a director of the Registrant, has a professional corporation which is a partner of Goodwin, Procter & Hoar LLP, a law firm which provides legal services to the Registrant.


Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

     The Registrant's Amended and Restated By-laws (the "By-laws") provide that directors and officers of the Registrant shall be, and in the discretion of the Board of Directors non-officer employees may be, indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant. The By-laws also provide that the right of directors and officers to indemnification shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any by-law, agreement, vote of shareholders or otherwise. The Registrant's Amended and Restated Certificate of Incorporation contains a provision permitted by Delaware law that generally eliminates the personal liability of directors for monetary damages for breaches of their fiduciary duty, including breaches involving negligence or gross negligence in business combinations, unless the director has breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or a knowing violation of law, paid a dividend or approved a stock repurchase in violation of the Delaware General Corporation Law or obtained an improper personal benefit. This provision does not alter a director's liability under the federal securities laws and does not affect the availability of equitable remedies, such as an injunction or recision, for breach of fiduciary duty. The Registrant also entered into indemnification agreements with each of its directors reflecting the foregoing and requiring the advancement of expenses in proceedings involving the directors in most circumstances.

Item 8.   Exhibits.
          --------

     The following is a complete list of exhibits filed or incorporated by reference as part of this Registration Statement.


Exhibits
--------

     4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10 (File No. 1-14962), as filed with the Commission on August 6, 1999)

     4.2 Amended and Restated By-laws (incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 10 (File No. 1-14962), as filed with the Commission on August 6, 1999)

   * 5.1 Opinion of Goodwin, Procter & Hoar LLP as to the legality of the securities being registered
    23.1  Consent of Goodwin, Procter & Hoar LLP (included in Exhibit 5.1)

  * 23.2  Consent of KPMG LLP

    24.1 Powers of Attorney (included on signature pages to this Registration Statement)

    99.1 CIRCOR International, Inc. 1999 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 (File No. 1-14962), as filed with the Commission on September 22, 1999)

    99.2 CIRCOR International, Inc. Management Stock Purchase Plan (incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 (File No. 1-14962), as filed with the Commission on September 22, 1999)

* Filed herewith.

Item 9.   Undertakings.
          ------------

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) herein do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, CIRCOR International, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Burlington, Massachusetts on this 18th day of November, 1999.

                                   CIRCOR INTERNATIONAL, INC.


                                   By: /S/ DAVID A. BLOSS, SR.
                                      -------------------------------
                                      David A. Bloss, Sr.
                                      Chairman of the Board,
                                      Chief Executive Officer and President

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints each of David A. Bloss, Sr. and Cosmo S. Trapani such person's true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


        SIGNATURE                      TITLE                       DATE
---------------------------  -------------------------------  -----------------

  /s/ David A. Bloss, Sr.    Chairman of the Board,           November 18, 1999
---------------------------  Chief Executive Officer,
  David A. Bloss, Sr.        President and Director
                             (Principal Executive Officer)


  /s/ Cosmo S. Trapani       Chief Financial Officer and      November 18, 1999
---------------------------  Executive Vice President
  Cosmo S. Trapani           (Principal Financial Officer and
                             Principal Accounting Officer)


  /s/ Dewain K. Cross        Director                         November 18, 1999
---------------------------
  Dewain K. Cross


  /s/ David F. Dietz         Director                         November 18, 1999
---------------------------
  David F. Dietz


  /s/ Timothy P. Horne       Director                         November 10, 1999
---------------------------
  Timothy P. Horne


  /s/ Daniel J. Murphy, III  Director                         November 18, 1999
---------------------------
  Daniel J. Murphy, III

                                 EXHIBIT INDEX


Exhibit No.    Description
----------     -----------

    4.1 Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10 (File No. 1-14962), as filed with the Commission on August 6, 1999)

    4.2        Amended and Restated By-laws (incorporated herein by reference to
               Exhibit 3.2 to the Registrant's Registration Statement on Form 10 (File No. 1-14962), as filed with the Commission on August 6,
               1999)

  * 5.1 Opinion of Goodwin, Procter & Hoar llp as to the legality of the securities being registered

   23.1        Consent of Goodwin, Procter & Hoar  llp (included in Exhibit 5.1)

 * 23.2        Consent of KPMG LLP

   24.1 Powers of Attorney (included on signature pages to this Registration Statement)

   99.1 CIRCOR International, Inc. 1999 Stock Option and Incentive Plan (incorporated herein by reference to Exhibit 10.1 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 (File No. 1-14962), as filed with the Commission on September 22, 1999)

    99.2 CIRCOR International, Inc. Management Stock Purchase Plan (incorporated herein by reference to Exhibit 10.6 to Amendment No. 1 to the Registrant's Registration Statement on Form 10 (File No. 1-14962), as filed with the Commission on September 22, 1999)

------------
* Filed herewith.